EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synergy Resources Corporation
Platteville, Colorado


We consent to the use in this Registration Statement on Form S-3/A of Synergy Resources Corporation (the "Company") of our report of an independent registered public accounting firm dated November 13, 2012, with respect to the balance sheets of the Company as of August 31, 2012, and 2011, and the related statements of operations, shareholders' equity (deficit) and cash flows for years ended August 31, 2012, 2011, and 2010.



/s/ EKS&H LLLP

EKS&H LLLP

April 5, 2013
Denver, Colorado